UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2022

AutoWeb, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
400 North Ashley Drive, Suite 300 Tampa, Florida 33602-4314
(Address of principal executive offices) (Zip Code)

(949) 225-4500
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AUTO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On May 26, 2022, AutoWeb, Inc. (“Company”) entered into a Fourth Amendment to Loan, Security and Guarantee Agreement (“Credit Facility Fourth Amendment”) with CIT Northbridge Credit LLC (“CNC”) to amend the Company’s existing Loan, Security and Guarantee Agreement with CNC initially entered into on March 26, 2020, as amended on May 18, 2020, July 30, 2021, and September 13, 2021 (the existing Loan Agreement, as amended to date, is referred to herein collectively as the “Credit Facility Agreement”).

The Credit Facility Fourth Amendment provides for (i) a reduction in the minimum borrowing usage requirement from forty percent (40%) to twenty percent (20%) of the aggregate revolver commitments under the Credit Facility Agreement, which results in a reduction in the minimum borrowing usage requirement from $8.0 million to $4.0 million; (ii) a reduction in the base amount used to calculate the underusage fee from $10.0 million to $6.0 million; and (iii) application of the approximately $4.0 million in the Company’s restricted cash account used as collateral under the Credit Facility Agreement to reduce the current outstanding loan balance under the Credit Facility Agreement by this amount.

The Credit Facility Fourth Amendment also amends the Credit Facility Agreement to allow the financing of insurance premiums for the 2022-2023 renewal period under the Credit Facility Agreement and that any liens on the associated insurance policies or proceeds thereof that secure the financing of the insurance premiums shall be permitted liens.

The foregoing description of the Credit Facility Agreement and Credit Facility Fourth Amendment is not complete and is qualified in its entirety by reference to the Loan, Security and Guarantee Agreement dated as of March 26, 2020, by and between the Company and CIT Northbridge Credit LLC, which is incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on March 26, 2020 (SEC File No. 001-34761), as amended by the First Amendment to Loan, Security and Guarantee Agreement dated as of May 18, 2020, which is incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on May 19, 2020 (SEC File No. 001-34761), the Second Amendment to and Consent Under Loan, Security and Guarantee Agreement dated as of July 30, 2021, which is incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on August 2, 2021 (SEC File No. 001-34761), the Third Amendment to Loan, Security and Guarantee Agreement, dated as of September 13, 2021, which is incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on September 15, 2021 (SEC File No. 001-34761), and the Fourth Amendment to Loan, Security and Guarantee Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2022, Michael A. Carpenter notified the Chairman of the Board of Directors (“Board”) of the Company that, effective immediately, he was resigning his position as a member of the Board and as a member of the Board’s Audit Committee (“Audit Committee”).

Mr. Carpenter was a member of the Board’s Audit Committee. Mr. Michael J. Fuchs has been appointed by the Board to serve as a member of the Audit Committee to replace Mr. Carpenter.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 1, 2022, the Board approved an amendment (“Bylaw Amendment No. 2”) to Section 3.02 of the Company’s Seventh Amended and Restated Bylaws (“Bylaws”) to decrease the number of authorized directors on the Board from eight (8) to five (5) members. Bylaw Amendment No. 2 will be effective upon expiration of the term of the Board’s Class III Directors upon commencement of the 2022 Annual Meeting of Stockholders (“Effective Time”). Bylaw Amendment No. 2 supersedes Amendment No. 1 to the Bylaws that was previously reported and that was to be effective as of the Effective Time to reduce the number of authorized directors of the Company from eight (8) to seven (7).

Item 9.01	Financial Statements and Exhibits.

d.	Exhibits
3.1
Amendment Number 2 to Seventh Amended and Restated Bylaws of AutoWeb, Inc. (to be effective upon the expiration of the term of the Class III directors upon commencement of the 2022 Annual Meeting of Stockholders)

10.1	Fourth Amendment to Loan, Security and Guarantee Agreement dated as of May 26, 2022, by and between AutoWeb, Inc., a Delaware corporation, and CIT Northbridge Credit LLC.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 1, 2022

AUTOWEB, INC.

By:	/s/ Glenn E. Fuller
Glenn E. Fuller Executive Vice President, Chief Legal Officer and Secretary